                                                                    EXHIBIT 23.5

  I hereby consent to all references to me as a nominated director in the Registration Statement of Creative Master International, Inc. and the Prospectus constituting a part thereof.

                                          /s/  Steve Gordon
                                          _____________________________________
                                          Steve Gordon

Date: October 14, 1998